    As filed with the Securities and Exchange Commission on January 26, 2001

                                                      Registration No. 333-23239
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GOTHIC ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            OKLAHOMA                                     22-2663839
     (State of Incorporation)              (I.R.S. Employer Identification No.)

           6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA  73118
              (Address of principal executive offices) (zip code)



           AUBREY K. MCCLENDON                           COPIES TO:
              PRESIDENT AND                        CONNIE S. STAMETS, ESQ.
         CHIEF EXECUTIVE OFFICER              WINSTEAD SECHREST & MINICK P.C.
        GOTHIC ENERGY CORPORATION                A PROFESSIONAL CORPORATION
        6100 NORTH WESTERN AVENUE                  5400 RENAISSANCE TOWER
      OKLAHOMA CITY, OKLAHOMA 73118                    1201 ELM STREET
(Name and address for agent for service)             DALLAS, TEXAS 75270


                                 (405) 848-8000
          (Telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                       N/A

         If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed to deregister the securities that were previously registered pursuant to this Registration Statement but that were not sold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 25, 2001.


                                  GOTHIC ENERGY CORPORATION


                                  By: /s/ AUBREY K. MCCLENDON
                                     ------------------------------------------
                                          Aubrey K. McClendon
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on January 25, 2001.


           SIGNATURE                                      TITLE
           ---------                                      -----
  /s/ AUBREY K. MCCLENDON                 President, Chief Executive Officer and
------------------------------            Director
      Aubrey K. McClendon                 (Principal Executive Officer)


  /s/ TOM L. WARD                         Vice President and Director
------------------------------
      Tom L. Ward


  /s/ MARCUS C. ROWLAND                   Vice President
------------------------------            (Principal Financial and Accounting
      Marcus C. Rowland                   Officer)
